Exhibit 15.2

CONSENT OF TRANSASIA LAWYERS, PRC COUNSEL

April 29, 2015

SINA CORPORATION

20/F Beijing Ideal International Plaza
No. 58 North Ring Road West,
Haidian District, Beijing 100080,
People’s Republic of China

Ladies and Gentlemen,

We hereby consent to references to our name by SINA CORPORATION under the heading “Government Regulation and Legal Uncertainties” and “Organizational Structure” on Form 20-F for the year ended December 31, 2014 (the “Annual Report”), and further consent to the incorporation by reference into the Registration Statement on Form S-8 (No. 333-36246, No. 333-47720, No. 333-107359, No. 333-129460, No. 333-144890 and No. 333-169201). We also consent to the filing of this consent letter with the U.S. Securities and Exchange Commission as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

/s/ TransAsia Lawyers
TransAsia Lawyers